UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2005

MIDWEST BANC HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-29598	36-3252484
(State or other jurisdiction	(Commission file number)	(I.R.S. employer identification
of incorporation)		no.)

501 W. NORTH AVENUE
MELROSE PARK, ILLINOIS	60160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 865-1053

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
SIGNATURES
Press Release

Item 1.01. Entry into a Material Definitive Agreement.

     On September 28, 2004, James J. Giancola (56) was appointed President and CEO of the Company and the Bank. Mr. Giancola has entered into an employment agreement with the Company. As previously disclosed, the agreement provided that as of January 1, 2005, the Company would grant to Mr. Giancola 150,000 restricted shares of common stock of the Company subject to such restrictions and limitations as are commonly applied to such stock and as agreed by the Board of Directors. These shares are to vest at the rate of 30,000 shares per year commencing on January 1, 2005. On January 26, 2005, the Company’s Board of Directors (including a majority of its independent directors) concluded that no additional restrictions were needed to be placed on this grant.

Item 2.02. Results of Operations and Financial Condition.

     On January 27, 2005, the Company announced its earnings results for the year and quarter ended December 31, 2004. Attached as Exhibit 99.1 is a copy of the press release relating to the Company’s earnings results, which is incorporated herein by reference.

Note: the information in this report provided in item 2.02 (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
	By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Date: January 28, 2005		Senior Vice President and Chief Financial Officer